SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Wall Street

Burlington, MA

(Address of principal executive offices)

01803

(Zip code)

(781) 994-0300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 16, 2018, ArQule, Inc. (the “Company”) entered into the Second Amendment (the “Amendment”) to its Loan and Security Agreement with Oxford Finance LLC (“Oxford”) dated January 6, 2017, as previously amended by the First Amendment to Loan and Security Agreement dated as of April 26, 2017 (the “Loan Agreement”).

Pursuant to the Amendment, the Amortization Date and the Maturity Date (each as defined in the Loan Agreement) have been extended until September 1, 2019 and August 1, 2022, respectively. As a result, the Amendment extends the interest only payment period under the loan, and pushes out approximately $5 million in principal payments, for a period of one year while retaining the full 36-month amortization period. The Company paid an amendment fee of $45,000 upon execution of the Amendment and issued a warrant to purchase 93,168 shares of common stock. The warrant is exercisable immediately at a per share exercise price of $1.61 and has a term of 10 years.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of its personal property, rights and assets, other than intellectual property, to secure the payment of all amounts owed to the Lender under the Loan Agreement. The Company has also agreed not to encumber any of its intellectual property without lenders’ prior written consent.

The foregoing is only a brief description of the Amendment and the warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the warrant and the Amendment, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance of the warrant. The warrant and the shares of common stock issuable thereunder have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.

The other information called for by this item is contained in Item 2.03, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Warrant dated February 16, 2018
10.1	Second Amendment to Loan and Security Agreement between and among ArQule, Inc. and Oxford Finance LLC dated February 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

February 22, 2018